EXHIBIT 10.1

Separation and Release Agreement
Tapestry, Inc. and its subsidiaries and affiliates (“Employer”) and Anna Bakst (“Executive”) enter into this Separation and Release Agreement (“Agreement”), which was received by Executive on or before December 11, 2019 signed by Executive on the date shown below Executive’s signature on the last page of this Agreement and is effective eight days (8) after the date of execution by Executive unless Executive revokes the Agreement before that date, for and in consideration of the promises made among the parties and other good and valuable consideration as follows:
1.Separation Date. Effective December 31, 2019, Executive’s employment shall terminate (the “Separation Date”). However, Executive and Employer will determine working arrangements until that date.
2.    Payments. Provided Executive executes this Agreement and returns it to Employer no later than January 1, 2020, and that Executive executes the Addendum according to the provisions of Paragraph 20, subject to the terms of this Agreement and does not revoke this Agreement within the period specified in Paragraph 4.a.iii, including that Executive shall continue to carry out her current role in a professional manner consistent with her/his current performance until the Separation date, Employer will pay Executive:
(a)    Salary Continuation Payments. Employer will pay Executive severance pay in the gross aggregate amount of $875,000.00 (Eight Hundred and Seventy-Five Thousand Dollars and Zero Cents), which is equal to twelve (12) months of Executive’s current base salary, subject to the usual withholding required by law (the “Salary Continuation Payments”). The Salary Continuation Payments will be paid in installments on Employer’s normal payroll dates (the “Salary Continuation Period”), subject to compliance with any payment timing requirements pursuant to Section 409A as set forth in Paragraph 18 below.  If Executive is eligible for and elects COBRA continuation coverage, the premium charged the Executive during the Salary Continuation Period shall be at the same rate charged an active Executive of Employer for similar coverage. The premium for COBRA continuation coverage after the end of the Salary Continuation Period shall be entirely at Executive’s expense and may be different from the premium charged during the Salary Continuation Period. Executive’s participation in the group medical and dental plan of Employer shall terminate in accordance with the COBRA continuation of coverage provisions under the group medical and dental plan of Employer. Executive acknowledges that s/he understands the conditions under which benefits may be forfeited and the conditions under which benefits may have to be returned to Employer.
(b)     Executive acknowledges and agrees that other than any items specifically set forth in this Agreement, Executive is not and will not be due any other compensation, payments or benefits, including, but not limited to, compensation for unpaid salary (except for amounts unpaid and owing for Executive’s employment with Employer and its affiliates prior to the Separation Date), future equity grants (e.g., annual equity grants generally awarded in August), unpaid bonus and severance from Employer or any of its affiliates, and as of and after the Separation Date, except as provided herein.
(c)    Executive’s participation in the Employer’s group benefit plans available to the employees of Tapestry, Inc. shall cease as of the Separation Date, and Executive will not be eligible to participate in any of the benefit plans of Employer or any of its affiliates, including, without limitation, Employer’s Savings Plan, life insurance, business travel accident insurance, accidental death & dismemberment, and group short-term and long-term disability insurance.  Executive will be entitled to fulfillment of any matching grant obligations under Employer’s Matching Grants Program with respect to commitments made by Executive prior to the Separation Date.  During the Salary Continuation Period, Executive shall be entitled to continued participation in Employer’s employee discount program for Employer’s products. Employer shall promptly reimburse Executive for business expenses incurred in the ordinary course of Executive’s employment on or before the Separation Date, but not previously reimbursed, provided Employer’s policies of documentation and approval are satisfied.
(d)    Tax Withholding and Adequacy of Payments. All payments and benefits to be made or provided to Executive will be subject to all applicable tax withholding as required by applicable federal, state and local withholding tax laws. The payments received in this Section are adequate and sufficient for entering into this Agreement and include benefits to which Executive is not otherwise entitled.
3.    Equity.
(a)    New Hire RSU Award granted in April 2018: During the Salary Continuation Period, Employee’s New Hire RSUs shall continue to vest in accordance with the terms and conditions of the grant agreement in force between Employer and the Employee. New Hire RSUs that are not vested as of the last day of the Salary Continuation Period shall be forfeited.
(b)    Annual Option and RSU Awards granted in August 2018 and August 2019: A pro-rata portion of Executive’s annual Option and RSU awards, determined based on the number of days elapsed during the vesting period prior to the Separation Date, shall remain eligible to become vested on the first vesting date set forth in the applicable award agreement following the Separation Date.
(c)     Annual Performance RSUs (PRSUs) granted in August 2018 and August 2019: A pro-rata portion of Executive’s PRSU awards, determined based on the number of days elapsed during the vesting period prior to the Separation Date (adjusted based upon actual Company achievement of the Performance Goals), shall remain eligible to become vested on the Vesting date, which is the third anniversary of the grant date.
4.    Release. Executive, for herself, Executive’s successors, administrators, heirs and assigns, hereby fully releases, waives and forever discharges Employer, any affiliated company or subsidiary, their predecessors, successors, subsidiaries, affiliates, assigns, shareholders, directors, officers, agents, attorneys, employees, employee benefit plans and their administrators and trustees, in their individual and official capacities, whether past, present, or future (the “Released Parties”) from and against any and all actions, suits, debts, demands, damages, claims, judgments, or liabilities of any nature, including costs and attorneys’ fees, whether known or unknown, including, but not limited to, all claims arising out of Executive’s employment with or separation from any of the Released Parties, such as (by way of example only) any claim for bonus, severance, or other benefits apart from the benefits expressly stated herein; breach of contract; wrongful discharge; impairment of economic opportunity; any claim under common-law or at equity; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal and local law, statute, or regulation or claims related to any other restriction or the right to terminate employment, including without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990, as amended; the Human Rights Act, as Amended; the Age Discrimination in Employment Act, as amended; the National Labor Relations Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act of 1993, as amended, the New York State Human Rights Law, the New York City Administrative Code, the New York Labor Law, the New York Minimum Wage Act, the statutory provisions regarding retaliation/discrimination under the New York Worker’s Compensation Law, the New York City Earned Sick Time Act, the New York City Human Rights Law, the Maryland Fair Employment Practices Act, Reasonable Accommodations for Disabilities Due to Pregnancy Law, anti-retaliation provisions of the Maryland workers’ compensation laws, Baltimore City (Baltimore City, Md., Code art. 4, §§ 3-1, et seq.), Prince George’s County (Prince George’s Cty., Md., Code, Subtitle 2, Sections 2-185, et seq.), Howard County (Howard Cty., Md., Code §§ 12.208, et seq.), and Montgomery County (Montgomery Cty., Md., Code §§ 27-11, et seq.), and any other claim of discrimination or retaliation in employment (whether based on federal, state, or local law, statutory or decisional) that may be lawfully waived by agreement; and corresponding state and local anti-discrimination laws, as applicable, including but not limited to any other human rights, civil rights, employment anti-discrimination laws, and family and medical leave laws of the State of New York and/or the City of New York, as amended. Nothing herein shall release any party from any obligation under this Agreement. Executive acknowledges and agrees that this release and the covenant not to sue set forth in Paragraph 5 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no benefits would have been paid. Executive understands and acknowledges the significance and consequences of this release and this Agreement.
(a)    EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. 621 (“ADEA”) AND THE OLDER WORKERS BENEFIT PROTECTION ACT (“OWBPA”). THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EXECUTIVE SIGNS THIS AGREEMENT.
(i)    EXECUTIVE AGREES THAT THIS AGREEMENT PROVIDES BENEFITS TO WHICH EXECUTIVE IS NOT OTHERWISE ENTITLED,

AND THAT EMPLOYER HAS ADVISED EXECUTIVE TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.
(ii)    EXECUTIVE HAS BEEN PROVIDED TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER EXECUTIVE SHOULD SIGN THIS AGREEMENT AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER ADEA AND OWBPA. ANY MODIFICATIONS TO THIS AGREEMENT, MATERIAL OR OTHERWISE, DO NOT RE-START THE 21-DAY CONSIDERATION PERIOD.
(iii)    EXECUTIVE SHALL HAVE SEVEN (7) DAYS WITHIN WHICH TO REVOKE THIS AGREEMENT AFTER ITS EXECUTION BY EXECUTIVE AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED IN WRITING TO EMPLOYER’S CHIEF LEGAL OFFICER AT 10 HUDSON YARDS, NEW YORK, NY 10001 AND MUST STATE: “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.”
(b)    IN THE EVENT EXECUTIVE RETAINS ANY AMOUNT PAID UNDER THIS AGREEMENT AND LATER ASSERTS OR FILES A CLAIM, CHARGE, COMPLAINT, OR ACTION AND OBTAINS A JUDGMENT, IT IS THE INTENT OF THE PARTIES THAT ALL PAYMENTS MADE TO THE EXECUTIVE HEREUNDER SHALL BE OFFSET AGAINST ANY JUDGMENT EXECUTIVE OBTAINS.
5.    Covenant Not to Sue. To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including but not limited to any of the claims released in Paragraph 4 of this Agreement. In the event of Executive’s breach of the terms of this Agreement, without prejudice to Employer’s other rights and remedies available at law or in equity, except as prohibited by law, Executive shall be liable for all costs and expenses (including, without limitation, reasonable attorney’s fees and legal expenses) incurred by Employer as a result of such breach. Nothing herein shall prevent Executive or Employer from instituting any action required to enforce the terms of this Agreement or to determine the validity of this Agreement.
6.    EEOC, NLRB, SEC, and Governmental Agencies. Notwithstanding the provisions of Paragraph 5 above, or any provision of this Agreement, nothing in this Agreement is intended to or shall preclude Executive from filing a complaint and/or charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other appropriate federal, state, or local government agency, or preclude Executive from cooperating with any such agency in any investigation. Nothing herein shall be construed to prevent Executive from enforcing any rights Executive may have under the Employee Retirement Income Security Act of 1974, commonly known as ERISA.
7.    Confidentiality. At all times hereafter, Executive will maintain the confidentiality of all information in whatever form concerning Employer or any of its affiliates relating to its or their businesses, customers, finances, strategic or other plans, marketing, Executives, trade practices, trade secrets, know-how or other matters which are not generally known outside Employer, and Executive will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on her own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of Employer.
In addition, Executive agrees that, except as required by law or regulation, s/he will not, at any time, discuss publicly (including, without limitation, any member of the media) the terms of Executive’s employment severance (including, without limitation, the terms of this Agreement), except with Executive’s attorneys, immediate family and financial advisors, and to the extent necessary to enforce the terms and conditions of this Agreement or as otherwise required by law, or pursuant to a valid subpoena, discovery notice, demand or request, or Court order or process.
In the event that Executive breaches this Paragraph 7, Executive shall be required to reimburse Employer the full amount of any Salary Continuation Payments received under this Agreement and shall forfeit any remaining unpaid Salary Continuation Payments. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 7 in order to prevent the continuation of such harm.
8.    Return of Company Property. Executive will promptly after the Separation Date return to Employer all reports, files, memoranda, records, computer equipment and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which s/he received or prepared or helped prepare in connection with his/her employment with Employer, its subsidiaries and affiliates, and Executive will not retain any copies, duplicates, reproductions or excerpts thereof.
9.    Non-Disparagement. Executive agrees to refrain from making public or private comments or taking any actions which disparage, or are disparaging, derogatory or negative about the business of Employer, or the products, policies or decisions of Employer, or any present or former officers, directors or Executives of Employer or any of its operating divisions, subsidiaries or affiliates. In the event that Executive breaches this Paragraph 9, Executive shall be required to reimburse Employer the full amount of any Salary Continuation Payments received under this Agreement and shall forfeit any remaining unpaid Salary Continuation Payments. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 9 in order to prevent the continuation of such harm. Employer agrees that its Executive Committee shall refrain from making public or private comments or taking any actions which disparage, or are disparaging, derogatory or negative about Executive.
10.    Non-Solicitation. In consideration for receiving the payments called for hereunder, Executive agrees that at all times until December 31, 2020, Executive shall not, without the prior written consent of Employer, alone, or in association with others, solicit on behalf of Executive, or any other person, firm, corporation or entity, any employee of Employer, or any of its operating divisions, subsidiaries or affiliates, for employment, consulting or other independent contractor arrangements. For purposes of this Agreement and to avoid any ambiguity, Employer and Executive agree that it will be presumed that Executive solicited an employee of Employer if such employee commences employment for or on behalf of Executive prior to December 31, 2020. Notwithstanding the foregoing, Employer agrees that Executive shall be entitled to solicit Executive’s current executive assistant at Employer for future employment. Executive acknowledges that compliance with this Paragraph 10 is necessary to protect the business and good will of Employer and that a breach of any of these provisions will irreparably and continually damage Employer, for which money damages may not be adequate. Accordingly, in the event that Executive breaches this Paragraph 10, Executive shall be required to reimburse Employer the full amount of any Salary Continuation Payments received and shall forfeit any remaining unpaid Salary Continuation Payments, along with any other relief to which Employer may be entitled. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 10 in order to prevent the continuation of such harm.
11.    Neutral Reference. Employer will provide references for Executive consistent with its neutral reference policy, which is to confirm Executive’s dates of employment with Employer and title during the period of employment. Employer’s outside vendor “The Work Number” provides employment verifications.  A prospective employer can access The Work Number by calling 1-800-367-2884 or via the Web at: http://www.theworknumber.com.  Employer Code is: 11194.
12.    Future Employment. Executive shall be restricted from counseling, advising, or becoming employed by, or providing any and all services to a competitor of Employer during the Salary Continuation Period. Executive acknowledges that compliance with this Paragraph 12 is necessary to protect the business and good will of Employer and that a breach of any of these provisions will irreparably and continually damage Employer, for which money damages may not be adequate. Accordingly, in the event that Executive breaches this Paragraph 12, Executive shall forfeit any remaining unpaid Salary Continuation Payments along with any other relief to which Employer may be entitled and Executive shall be required to reimburse Employer the full amount of any and all benefits paid under this Agreement. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 12 in order to prevent the continuation of such harm. For the purposes of this provision, “Competitors” includes the following companies together with their respective subsidiaries, parent entities and all other affiliates: Adidas AG, Burberry Group PLC; Capri Holdings Limited; Cole Hahn LLC; Fast Retailing Co., Ltd.; Compagnie Financiere Richemont SA; Fung Group; G-III Apparel Group, Ltd.; The Gap, Inc.; Kering; L Brands, Inc.; LVMH Moet Hennessy Louis Vuitton SA; Nike, Inc., Prada, S.p.A.; PVH Corp.; Ralph Lauren Corporation; Samsonite International S.A., Tory Burch LLC; VF Corporation; and Under Armour, Inc. Any requests for exceptions to these restrictions and Employer’s ability to seek injunctive relief shall be made in writing to Employer’s Global Human Resources Officer. Following receipt of such request, Employer hereby reserves the right, in its sole discretion, to grant such exception and forego the right to seek injunctive relief.  Such decision by Employer shall not, in any way, effect any other right Employer has pursuant to this Agreement, Executive’s offer letter with employer, or the award agreements evidencing Executive’s equity awards, and all such rights are hereby explicitly reserved.
13.    Information/Privacy Obligations. In addition to the obligations set forth above, Executive shall not retain, copy, transfer or otherwise obtain, use, hold or possess any information whatsoever that resides on Employer’s premises, databases, electronic servers and/or storage devices/facilities, including any and all information that Executive had access to as a result of being employed by Employer, whether in electronic or hard copy format.

Notwithstanding this requirement, Executive may make a copy and maintain, but shall not delete from Employer’s systems, Executive’s Outlook Contacts and Executive’s Outlook Calendar to the extent Executive’s Outlook Contacts and Outlook Calendar do not contain proprietary, confidential or trade secret information of Employer and its subsidiaries and affiliates. Executive may also take possession of Executive’s own personal items (i.e. family photos and family records/documents). In the event that Executive breaches this Paragraph 13, Executive shall be required to reimburse Employer the full amount of any Salary Continuation Payments received under this Agreement and shall forfeit any remaining unpaid Salary Continuation Payments, along with any other relief that Employer may be entitled. In addition, Employer shall be entitled to preliminarily or permanently enjoin Executive from violating this Paragraph 13 in order to prevent the continuation of such harm and to recover all damages and other remedies to which it is entitled under law.
14.    Future Cooperation.   In further consideration of Executive’s agreement to the terms contained herein, Executive agrees to cooperate and provide all responsive information to Employer’s reasonable requests concerning any investigation, litigation, or any other matter which relates to any fact or circumstance known to Executive during his or her employment with Employer.    Executive agrees to respond to Employer’s request for cooperation and assistance within three (3) business days of any such request, or as soon thereafter as is reasonably practicable.  Executive acknowledges that he or she is not entitled to further compensation or consideration from Employer for such cooperation or assistance. Notwithstanding the foregoing, Employer will reimburse Executive for all reasonable and documented travel expenses incurred by Executive in connection with fulfilling her obligations under this Paragraph 14, provided Executive receives advance written approval prior to incurring any such expense in excess of $500.
15.    Executive’s Understanding. Executive acknowledges by signing this Agreement that Executive has read and understands this document, as well as the Executive has conferred with or had opportunity to confer with attorneys regarding the terms and meaning of this Agreement, that Executive has had sufficient time to consider the terms provided for in this Agreement, that no representations or inducements have been made to Executive except as set forth herein, and that Executive has signed the same KNOWINGLY AND VOLUNTARILY.
16.    Provisions. It is intended that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of New York notwithstanding any conflict of laws provisions. In the event that any paragraph, subparagraph or provision of this Agreement shall be determined to be partially contrary to governing law or otherwise partially unenforceable, the paragraph, subparagraph, or provision and this Agreement shall be enforced to the maximum extent permitted by law, and if any paragraph, subparagraph, or provision of this Agreement shall be determined to be totally contrary to governing law or otherwise totally unenforceable, the paragraph, subparagraph, or provision shall be severed and disregarded and the remainder of this Agreement shall be enforced to the maximum extent permitted by law.
17.    Non-Admission of Liability. Neither this Agreement nor performance hereunder constitutes an admission by any of the Released Parties of any violation of any federal, state,

or local law, regulation, common-law, breach of any contract, or any other wrongdoing of any type. The Released Parties specifically deny that they or any of their officers, directors or employees engaged in any wrongdoing concerning Executive.
18.    Section 409A.
(a)    This Agreement (and all payments and benefits under this Agreement) is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other interpretive guidance thereunder (collectively, “Section 409A”), and shall be construed and interpreted in accordance with such intent. To the extent that any amount payable pursuant to this Agreement is subject to Code Section 409A, it shall be paid in a manner that will comply therewith, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect to Code Section 409A (the “Guidance”); provided, however, that nothing hereunder shall (i) guarantee that the payments will not be subject to taxes, interest and penalties under Section 409A of the Code; (ii) entitle Executive to a reimbursement on any tax liability incurred in connection with payments provided hereunder; or (iii) transfer any liability from Executive or any other individual to Employer or any of its affiliates, employees or agents pursuant to the terms of this Agreement or otherwise. In the event that any provision of this Agreement would fail to satisfy the requirement of Code Section 409A and the Guidance, Employer shall be permitted to reform this Agreement to maintain to the maximum extent practicable the original intent thereof without violating the requirements of Code Section 409A or the Guidance.
(b)    Each payment made under this Agreement (including each separate installment payment in the case of a series of installment payments) shall be deemed to be a separate payment for purposes of Section 409A. Amounts payable under this Agreement shall be deemed not to be a “deferral of compensation” subject to 409A to the extent provided in the Treasury Regulations 1.409A-1(b)(4) (“short terms deferrals”) and (b)(9) (“separation pay plans,” including the exception under subparagraphs (iii)) and other applicable provisions of Section 409A.
19.    Overpayments, Employee Reimbursements and Return of Company Property.
(a)    Executive agrees to repay any overpayment of Salary Continuation Payments, other severance, or other amount miscalculated hereunder to which Executive is not expressly entitled under the terms of this Agreement (“Severance Overpayment”). Executive expressly agrees that Employer may reconcile or set off any Severance Overpayments against any remaining unpaid Salary Continuation Payments or other severance pay, due under this Agreement.
(b)    Executive further agrees that if Executive does not return all Employer property or reimburse Employer for all personal expenses charged to Employer within 7 days of executing this Agreement, then Employer may reconcile or set off the value of the property or the amount of the personal charges against any remaining unpaid Salary Continuation Payments, other severance, or other amount due hereunder. For purposes of this paragraph, the value of any Employer property shall be determined by Employer in its sole discretion.

20.    Additional Release. Executive agrees that her entitlement to payments described in paragraph 2, including but not limited to Salary Continuation Payments, is expressly conditioned on her execution of a subsequent release in the form annexed hereto as Addendum no earlier than December 31, 2019. If Executive does not execute this additional release, she will not be entitled to any payments described in paragraph 2, including but not limited to unpaid Salary Continuation Payments or COBRA continuation benefits.

In witness whereof, the parties hereto have executed and delivered this agreement.
TAPESTRY, INC.
_/s/ Sarah Dunn___________________________
Sarah Dunn
Global Human Resources Officer

Date: _Dec. 30, 2019_______________________

Accepted and agreed to.
EXECUTIVE:

_/s/ Anna Bakst___________________________
Anna Bakst

Date: _Dec. 22, 2019________________________

ADDENDUM

Addendum Release
Anna Bakst (“Executive”) enters into this Release Agreement (“Agreement”) with Tapestry, Inc. (“Employer”), which is effective eight days (8) after the date of execution by Executive unless Executive revokes the Agreement before that date, for and in consideration of the promises made among the parties and other good and valuable consideration including as set forth in the Separation and Release Agreement between the parties as follows:
1.    Release. Executive, for herself, Executive’s successors, administrators, heirs and assigns, hereby fully releases, waives and forever discharges Employer, any affiliated company or subsidiary, their predecessors, successors, subsidiaries, affiliates, assigns, shareholders, directors, officers, agents, attorneys, employees, employee benefit plans and their administrators and trustees, in their individual and official capacities, whether past, present, or future (the “Released Parties”) from and against any and all actions, suits, debts, demands, damages, claims, judgments, or liabilities of any nature, including costs and attorneys’ fees, whether known or unknown, including, but not limited to, all claims arising out of Executive’s employment with or separation from any of the Released Parties, such as (by way of example only) any claim for bonus, severance, or other benefits apart from the benefits expressly stated herein; breach of contract; wrongful discharge; impairment of economic opportunity; any claim under common-law or at equity; any tort; claims for reimbursements; claims for commissions; or claims for employment discrimination under any state, federal and local law, statute, or regulation or claims related to any other restriction or the right to terminate employment, including without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990, as amended; the Human Rights Act, as Amended; the Age Discrimination in Employment Act, as amended; the National Labor Relations Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act of 1993, as amended, the New York State Human Rights Law, the New York City Administrative Code, the New York Labor Law, the New York Minimum Wage Act, the statutory provisions regarding retaliation/discrimination under the New York Worker’s Compensation Law, the New York City Earned Sick Time Act, the New York City Human Rights Law, the Maryland Fair Employment Practices Act, Reasonable Accommodations for Disabilities Due to Pregnancy Law, anti-retaliation provisions of the Maryland workers’ compensation laws, Baltimore City (Baltimore City, Md., Code art. 4, §§ 3-1, et seq.), Prince George’s County (Prince George’s Cty., Md., Code, Subtitle 2, Sections 2-185, et seq.), Howard County (Howard Cty., Md., Code §§ 12.208, et seq.), and Montgomery County (Montgomery Cty., Md., Code §§ 27-11, et seq.), and any other claim of discrimination or retaliation in employment (whether based on federal, state, or local law, statutory or decisional) that may be lawfully waived by agreement; and corresponding state and local anti-discrimination laws, as applicable, including but not limited to any other human rights, civil rights, employment anti-discrimination laws, and family and medical leave laws of the State of New York and/or the City of New York, as amended. Nothing herein shall release any party from any obligation under this Agreement. Executive acknowledges and agrees that this release and the covenant not to sue set forth in Paragraph 2 are essential and material terms of this Agreement and that, without such release and covenant not to sue, no agreement would have been reached by the parties and no benefits would have been paid. Executive understands and acknowledges the significance and consequences of this release and this Agreement.
(a)    EXECUTIVE SPECIFICALLY WAIVES AND RELEASES THE RELEASED PARTIES FROM ALL CLAIMS EXECUTIVE MAY HAVE AS OF THE DATE EXECUTIVE SIGNS THIS AGREEMENT REGARDING CLAIMS OR RIGHTS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. 621 (“ADEA”) AND THE OLDER WORKERS BENEFIT PROTECTION ACT (“OWBPA”). THIS PARAGRAPH DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE UNDER THE ADEA AFTER THE DATE EXECUTIVE SIGNS THIS AGREEMENT.

(i) EXECUTIVE AGREES THAT THIS AGREEMENT PROVIDES BENEFITS TO WHICH EXECUTIVE IS NOT OTHERWISE ENTITLED, AND THAT EMPLOYER HAS ADVISED EXECUTIVE TO CONSULT AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

(ii) EXECUTIVE HAS BEEN PROVIDED TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER EXECUTIVE SHOULD SIGN THIS AGREEMENT AND WAIVE AND RELEASE ALL CLAIMS AND RIGHTS ARISING UNDER ADEA AND OWBPA. ANY MODIFICATIONS TO THIS AGREEMENT, MATERIAL OR OTHERWISE, DO NOT RE-START THE 21-DAY CONSIDERATION PERIOD.

(iii) EXECUTIVE SHALL HAVE SEVEN (7) DAYS WITHIN WHICH TO REVOKE THIS AGREEMENT AFTER ITS EXECUTION BY EXECUTIVE AND THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THAT REVOCATION PERIOD HAS EXPIRED. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED IN WRITING TO EMPLOYER’S CHIEF LEGAL OFFICER AT 10 HUDSON YARDS, NEW YORK, NY 10001 AND MUST STATE: “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.”

(b)    IN THE EVENT EXECUTIVE RETAINS ANY AMOUNT PAID UNDER THIS AGREEMENT AND LATER ASSERTS OR FILES A CLAIM, CHARGE, COMPLAINT, OR ACTION AND OBTAINS A JUDGMENT, IT IS THE INTENT OF THE PARTIES THAT ALL PAYMENTS MADE TO THE EXECUTIVE HEREUNDER SHALL BE OFFSET AGAINST ANY JUDGMENT EXECUTIVE OBTAINS.

2.    Covenant Not to Sue. To the maximum extent permitted by law, Executive covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against any of the Released Parties, including but not limited to any of the claims released in Paragraph 1 of this Agreement. In the event of Executive’s breach of the terms of this Agreement, without prejudice to Employer’s other rights and remedies available at law or in equity, except as prohibited by law, Executive shall be liable for all costs and expenses (including, without limitation, reasonable attorney’s fees and legal expenses) incurred by Employer as a result of such breach. Nothing herein shall prevent Executive or Employer from instituting any action required to enforce the terms of this Agreement or to determine the validity of this Agreement.
3.    EEOC, NLRB, SEC, and Governmental Agencies. Notwithstanding the provisions of Paragraph 2 above, or any provision of this Agreement, nothing in this Agreement is intended to or shall preclude Executive from filing a complaint and/or charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other appropriate federal, state, or local government agency, or preclude Executive from cooperating with any such agency in any investigation. Nothing herein shall be construed to prevent Executive from enforcing any rights Executive may have under the Employee Retirement Income Security Act of 1974, commonly known as ERISA.

Accepted and agreed to.
EXECUTIVE:

_/s/ Anna Bakst_______________________
Anna Bakst

Date: _Jan. 2, 2020____________________